Exhibit 99.1

Iteris Appoints Andrew Schmidt as Chief Financial Officer

SANTA ANA, Calif. — March 9, 2015 — Iteris, Inc. (NYSE MKT: ITI), a leader in providing intelligent traffic management and weather information solutions, has appointed Andrew Schmidt as vice president, finance and chief financial officer.

Schmidt joins Iteris after serving as CFO of NASDAQ-listed Smith Micro Software for nine years, where he was part of an executive team that drove the company to a worldwide leadership position in connectivity software. Before joining Smith Micro, Schmidt held CFO roles for several public companies, including Genius Products and Mad Catz Interactive, and he also served as vice president of finance for Peregrine Systems.

“Andy has extensive experience with growth companies, particularly those in the software industry,” said Kevin Daly, interim CEO of Iteris. “His operational experience, financial acumen and, most importantly, we anticipate his strategic financial perspective will contribute to our growing core businesses and the continued development of our software-based products. I am looking forward to working with Andy on a broad set of initiatives that can draw upon his unique background and skill set.”

Schmidt succeeds Craig Christensen, who has served as interim CFO since July 2014. Christensen will continue serving the company as vice president and controller, positions he has held since April 2012.

About Iteris, Inc.

Iteris, Inc. (NYSE MKT: ITI) is a leader in providing intelligent information solutions to the traffic management market. The company is focused on the development and application of advanced technologies and software-based information systems that reduce traffic congestion, provide measurement, management, and predictive traffic and weather analytics, and improve the safety of surface transportation systems. By combining its unique IP, products, decades of expertise in traffic management, hyper-local weather solutions and information technologies, Iteris offers a broad range of Intelligent Transportation System (ITS) solutions to customers throughout the U.S. and internationally. The firm is headquartered in Santa Ana, California, with offices nationwide and abroad. For more information, please call 1-888-329-4483 or visit www.iteris.com. Also visit us on Facebook, Twitter, and YouTube.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This release may contain forward-looking statements, which speak only as of the date hereof and are based upon our current expectations and the information available to us at this time. Words such as “believes,” “anticipates,” “expects,” “intends,” “plans,” “seeks,” “estimates,” “may,” “will,” “can,” and variations of these words or similar expressions are intended to identify forward-looking statements. These statements include, but are not limited to, statements about the impact and expected contribution of our new CFO. Such statements are not guarantees of future performance and are subject to certain risks, uncertainties, and assumptions that are difficult to predict, and actual results could differ materially and adversely from those expressed in any forward-looking statements as a result of various factors.

Important factors that may cause such a difference include, but are not limited to, our ability to retain, integrate and incentivize our CFO; federal, state, and local government budgetary issues, constraints and delays; the timing and amount of government funds allocated to overall transportation infrastructure projects and the transportation industry; our ability to secure additional Transportation Systems consulting contracts and successfully complete such contracts on a timely basis; our ability to specify, develop, complete, introduce, market, and transition our products and technologies to volume production in a timely manner; and the impact of general economic, political and other conditions in the markets we address. Further information on Iteris, Inc., including additional risk factors that may affect our forward looking statements, is contained in our Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q, our Current Reports on Form 8-K, and our other SEC filings that are available through the SEC’s website (www.sec.gov).

Investor Relations

Liolios Group, Inc.

Scott Liolios or Cody Slach

Tel 949-574-3860

ITI@liolios.com